AGREEMENT AND PLAN OF MERGER


                               AMONG


                         SOCIETE BIC, S.A.


                      BIC MERGER CORPORATION,


                            BRUNO BICH,
                         as VOTING TRUSTEE


                                AND


                          BIC CORPORATION







                    Dated as of August 15, 1995

                    AGREEMENT AND PLAN OF MERGER
                          TABLE OF CONTENTS
                     (Not Part of the Agreement)
Section                                                 Page
-------                                                 ----

PARTIES................................................... 1

PREAMBLE.................................................. 1


ARTICLE I THE MERGER
------------------

1.1.  The Merger......................................... 1
1.2.  Certificate of Incorporation....................... 2
1.3.  By-Laws............................................ 2
1.4.  Directors and Officers............................. 2
1.5.  Effective Time..................................... 2


ARTICLE II CONVERSION OF SHARES
-------------------------------

2.1.  Company Common Shares.............................. 2
2.2.  Dissenting Shares.................................. 3
2.3.  Purchaser Common Shares............................ 3
2.4.  Exchange of Shares................................. 4
2.5.  Employee Stock Plans............................... 5
2.6.  Withholding Rights................................. 5


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
---------------------------------------------------------

3.1.  Organization....................................... 5
3.2.  Capitalization..................................... 6
3.3.  Authorization of this Agreement; Recommendation of
      Merger............................................. 6
3.4.  Governmental Filings; No Conflicts................. 7
3.5.  Disclosure and Financial Statements; No Undisclosed
      Liabilities........................................ 7
3.6.  Vote Required...................................... 8
3.7.  Opinion of Financial Advisor....................... 8
3.8.  Finders and Investment Bankers..................... 8


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGECO
---------------------------------------------------------------

4.1.  Organization....................................... 8
4.2.  Capitalization..................................... 9
4.3.  Authorization of this Agreement.................... 9
4.4.  Governmental Filings; No Violations................ 9
4.5.  Financial Ability to Perform.......................10
4.6.  Formation of Mergeco; No Prior Activities..........10
4.7.  Finders and Investment Bankers.....................10

ARTICLE V COVENANTS
-------------------

5.1.  Conduct of the Business of the Company.............10
5.2.  Activities of Mergeco; Shareholder Approval; Issuance
      of Mergeco Preferred Shares........................11
5.3.  Obligations of Mergeco.............................11
5.4.  Access to Information..............................11
5.5.  Shareholders' Meeting..............................11
5.6.  Proxy Statement and Schedule 13E-3.................12
5.7.  Best Efforts.......................................13
5.8.  Consents...........................................13
5.9.  Public Announcements...............................13
5.10. Indemnification....................................13
5.11. Transfer Taxes.....................................15


ARTICLE VI CLOSING CONDITIONS
-----------------------------

6.1.  Conditions to the Obligations of Each Party........15
6.2.  Conditions to the Obligations of Parent, Mergeco and
      the Voting Trustee.................................16
6.3.  Conditions to the Obligations of the Company.......16


ARTICLE VII CLOSING
-------------------

7.1.  Time and Place.....................................17
7.2.  Filings at the Closing.............................17


ARTICLE VIII TERMINATION AND ABANDONMENT
----------------------------------------

8.1.  Termination........................................17
8.2.  Procedure and Effect of Termination................18


ARTICLE IX MISCELLANEOUS
------------------------

9.1.  Amendment and Modification.........................18
9.2.  Waiver of Compliance; Consents.....................18
9.3.  Survival of Warranties.............................19
9.4.  Notices............................................19
9.5.  Assignment; Parties in Interest....................20
9.6.  Expenses...........................................20
9.7.  Specific Performance...............................20
9.8.  Governing Law......................................20
9.9.  Counterparts.......................................20
9.10. Interpretation.....................................21
9.11. Entire Agreement...................................22

                    AGREEMENT AND PLAN OF MERGER
                    ----------------------------


          AGREEMENT AND PLAN OF MERGER, dated as of August 15, 1995, among Societe BIC S.A. ("Parent"), a societe anonyme organized under the laws of France, BIC Merger Corporation ("Mergeco"), a New York corporation more than two-thirds of the outstanding capital stock of which is owned by Parent, solely for purposes of Section 5.5 hereof, Bruno Bich, as voting trustee (the "Voting Trustee") under a voting trust agreement, dated as of February 5, 1991, as amended (the "Voting Trust Agreement"), among Parent, the Company (as hereinafter defined) and the voting trustees and certain shareholders of the Company named therein, and BIC Corporation, a New York corporation (the "Company").

          WHEREAS, Parent and the other shareholders of Mergeco own an aggregate of approximately 78% of the shares of common stock, par value $1.00 per share (the "Common Shares") of the Company and have proposed to the Board of Directors of the Company that Parent acquire the remaining Common Shares (the "Public Shares; and the holders thereof; being referred to as the "Public Shareholders");

          WHEREAS, the Board of Directors of each of Parent and Mergeco believes it is in the best interest of each of Parent and Mergeco and their respective shareholders, and the Board of Directors of the Company believes it is in the best interest of the Company and its shareholders, to consummate the merger of Mergeco with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, a Special Committee of the Board of Directors of the Company (the "Special Committee") has determined that the Merger is fair to, and in the best interests of, the Public Shareholders, and recommended the approval and adoption of this Agreement to the Board of Directors of the Company; and

          WHEREAS, the Boards of Directors (or equivalent governing bodies) of Parent, Mergeco and the Company have approved and adopted this Agreement and approved the Merger upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                              ARTICLE I

                             THE MERGER

          1.1.       The  Merger.   (a)  As promptly  as  practicable
                     -----------
following the satisfaction or waiver of the conditions set  forth  in
Article VI hereof, and in accordance with the provisions of this Agreement and the provisions of the New York Business Corporation Law (the "NYBCL"), the parties hereto shall cause Mergeco to be merged with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving
Corporation") and shall continue its corporate existence under the laws of the State of New York. At the Effective Time (as hereinafter defined), the separate corporate existence of Mergeco shall cease.

          (b) The Merger shall have the effects specified in the NYBCL. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of Mergeco and the Company and shall assume and become liable for all the liabilities, obligations and penalties of the Company and Mergeco.

          1.2.      Certificate of Incorporation.  The Certificate of
                    ----------------------------
Incorporation of the Company in effect immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with provisions thereof and the NYBCL.

          1.3.       By-Laws.  The By-Laws of the Company  in  effect
                     -------
immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein and the NYBCL.

          1.4.       Directors  and  Officers.   The  directors   and
                     ------------------------
officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

            1.5.        Effective  Time.    As  soon  as  practicable
                        ---------------
following the Closing (as defined in Section 7.1 of this Agreement), and provided that this Agreement shall not have been terminated pursuant to Article VIII hereof, the Company and Mergeco will cause a certificate of merger (the "Certificate of Merger"), together with any other documents required by law to effectuate the Merger, to be executed, verified and delivered for filing by the New York Department of State as provided in Section 904 of the NYBCL. The Merger shall become effective on the date on which the Certificate of Merger has been filed by the New York Department of State. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

                             ARTICLE II

                        CONVERSION OF SHARES

          2.1.       Company  Common Shares.  (a)  Each Common  Share
                     ----------------------
issued and outstanding immediately prior to the Effective Time (except for (i) Common Shares then owned beneficially or of record by the shareholders of Mergeco, (ii) Dissenting Shares (as defined in
Section 2.2 hereof) and (iii) Common Shares held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $40.50 in cash (such cash amount being referred to hereinafter as the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Common Share.

          (b) Each Common Share issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by the shareholders of Mergeco shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof.

          (c) Each Common Share issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

          (d) At the Effective Time the holders of certificates representing Common Shares shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the NYBCL, and, except as aforesaid, their sole right shall be the right to receive cash as aforesaid.

          2.2.       Dissenting  Shares.   (a)        Notwithstanding
                     ------------------
anything in this Agreement to the contrary, any Common Shares which are outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the approval of the Merger and adoption of this Agreement and who shall have properly elected to dissent in the manner provided in Sections 623 and 910 of the NYBCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of Sections 623 and 910 of the NYBCL; provided, however, that in the
                                    -----------------
case of (I) any holder of Dissenting Shares who shall subsequently deliver a written withdrawal of his election to dissent (in accordance with Section 623(e) of the NYBCL), or (ii) any holder who fails to establish his entitlement to dissenters' rights as provided in Sections 623 and 910 of the NYBCL, or (iii) any holder who shall, for any other reason, become ineligible to dissent, each Common Share held by any such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

          (b) The Company shall give Parent (i) prompt written notice of any written election to dissent, withdrawals of any election to dissent and any other documents served pursuant to Sections 623 and 910 of the NYBCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any election to dissent under Sections 623 and 910 of the NYBCL. Except with the prior written consent of Parent, the Company will not voluntarily make any payment with respect to any election to dissent and will not settle or offer to settle any such election.

          2.3.      Purchaser Common Shares.  Each common share,  par
                    -----------------------
value  $.001  per  share  (the  "Mergeco  Common  Shares")  and  each preferred share, par value $.001 per share (the "Mergeco Preferred Shares"; and together with the Mergeco Common Shares; the "Mergeco Shares"), of Mergeco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable common share, par value $1.00 per share ("Surviving Corporation Common Shares"), of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing Mergeco Shares shall be deemed for all purposes to evidence ownership of and to represent the same number of Surviving Corporation Common Shares.

          2.4.       Exchange  of  Shares.   (a)       Prior  to  the
                     --------------------
Effective Time, Parent shall, or Parent shall cause Mergeco to, deposit in trust with a bank or trust company with offices in New York designated by Parent and reasonably satisfactory to the Company (the "Paying Agent"), cash in an aggregate amount equal to the product of (x) the number of Common Shares issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares owned beneficially or of record by the shareholders of Mergeco, (ii) Dissenting Shares and (iii) Common Shares held in the Company's treasury) and (y) the Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 2.1(a) of this Agreement out of the Exchange Fund. The Paying Agent shall invest the Exchange Fund as Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving
Corporation. Mergeco shall replace any monies lost through any investment made pursuant to this Section 2.4(a) prior to the Effective Time, and the Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.4(a) after the Effective Time. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each record holder (other than the shareholders of Mergeco) as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Common Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of shares represented by such Certificate and the Merger Consideration, less any applicable withholding tax, and such Certificate shall forthwith be canceled. No interest shall be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other tax required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Paying Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate (other than Certificates representing Common Shares owned beneficially or of record by the shareholders of Mergeco, Certificates representing Dissenting Shares in respect of which appraisal rights are perfected and Certificates representing Common Shares held in the Company's treasury) shall represent for all purposes the right to receive the Merger Consideration in cash multiplied by the number of Common Shares evidenced by such Certificate, without any interest thereon.

           (c) After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this Article II.

          (d) Any portion of the Exchange Fund which remains unclaimed by the shareholders of the Company for 180 days after the Effective Time (including any interest, dividends, earnings or distributions received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any shareholders of the Company who have not theretofore complied with Section 2.4(b) shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration per Common Share, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under New York law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of Certificates formerly representing Common Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.5.      Employee Stock Plans.  The Company shall take all
                    --------------------
actions necessary to amend the Company's Local 134 Employees' Share Purchase Plan, 401(k) Savings and Investment Plan and a separate, non-contributory 401(k) plan for certain unionized employees of the Company on or prior to the Closing to delete as an investment option thereunder purchases of Common Shares.

          2.6.        Withholding  Rights.   Parent,   Mergeco,   the
                      -------------------
Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the amounts payable (including the Merger Consideration) pursuant to this Agreement to any holder of Common Shares such amounts as Parent, Mergeco, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under applicable tax law. To the extent that amounts are so deducted and withheld by Parent, Mergeco, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the relevant holder of Common Shares.

                             ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Mergeco as follows:

          3.1.       Organization.   The  Company  and  each  of  its
                     ------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or assets of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          3.2.      Capitalization.  The authorized capital stock  of
                    --------------
the Company consists of (i) 50,000,000 Common Shares, of which, on August 10, 1995, there were 23,559,244 shares issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which, on August 10, 1995, there were no shares issued and outstanding. All of the Common Shares are entitled to vote on matters submitted to the shareholders of the Company. Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding. All issued and outstanding Common Shares are duly authorized, validly issued, fully paid and nonassessable. Each of the Company's subsidiaries is listed in the Company's Annual Report on Form 10-K for the fiscal year ending January 1, 1995 (the "1994 Form 10-K"), and except as and to the extent set forth in the 1994 Form 10-K, the Company owns directly or indirectly all of the issued and outstanding capital stock of each of its subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. There are not now, and at the Effective Time there will not be, any existing stock option or similar plans or options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitments whatsoever obligating the Company or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

          3.3.       Authorization of this Agreement;  Recommendation
                     ------------------------------------------------
of Merger. (a)      The Company has all requisite corporate power and
---------
authority to execute and deliver this Agreement and, subject to approval by the shareholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, except for the adoption of this Agreement by the shareholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and subject only to adoption hereof by its shareholders (and assuming the due authorization, execution and delivery hereof by Parent, Mergeco and the Voting Trustee), this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The Board of Directors of the Company (at a meeting duly called and held at which a quorum was present) has determined that the Merger is fair to and in the best interests of the shareholders of the Company and has resolved to recommend approval of the Merger and adoption of this Agreement by the shareholders of the Company; provided, however, that such
                                   -------------------
recommendation may be withdrawn, modified or amended to the extent the Company's Board of Directors deems it appropriate to do so in the exercise of its fiduciary duties under applicable law, based upon the advice of independent legal counsel (which may include the Company's regularly engaged legal counsel).

          (c) The Special Committee has determined that the Merger is fair to, and in the best interests of, the Public Shareholders, and has recommended the approval and adoption of this Agreement to the Board of Directors of the Company and to the Public Shareholders; provided, however, that such recommendation may be
               ------------------
withdrawn,  modified  or  amended to  the  extent  that  the  Special
Committee deems it appropriate to do so in the exercise of its fiduciary duties under applicable law, based upon the advice of legal counsel to the Special Committee.

          3.4.       Governmental Filings; No Conflicts.  Except  for
                     ----------------------------------
(a) filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) the filing and recordation of appropriate  merger  documents  as required  by  the  NYBCL  and,  if applicable, the laws of other states in which the Company is qualified to do business, (c) filings under securities or blue sky laws or takeover statutes of the various states, (d) the listing requirements of the New York Stock Exchange and (e) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain which would have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the Restated Certificate of Incorporation or By-Laws of the Company, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets is bound or (iii) assuming the truth of the representations and warranties of Parent and Mergeco contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any of its subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) conflicts, violations, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the Company's ability to consummate the transactions contemplated hereby.

          3.5.        Disclosure   and   Financial   Statements;   No
                      -----------------------------------------------
Undisclosed Liabilities.  (a)      As of the date of this  Agreement,
-----------------------
the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1992, required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the "Disclosure Statements"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of the date of this Agreement, none of such Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          As of the date of this Agreement, the consolidated balance sheets and the related statements of consolidated income, consolidated cash flows and consolidated retained earnings (including the notes and schedules thereto) of the Company and its subsidiaries contained or incorporated by reference in the Disclosure Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of the Company and its subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP.

          (b) As of the date of this Agreement, there is no liability of the Company or any subsidiary thereof of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, is material to the Company and its subsidiaries, taken as a whole, other than as disclosed in the Disclosure Statements or incurred in the ordinary course of business since the end of the first quarter of the Company's 1995 fiscal year.

          3.6.       Vote  Required.   The affirmative  vote  of  the
                     --------------
holders of two-thirds of the outstanding Common Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger under the NYBCL.

          3.7.        Opinion  of  Financial  Advisor.   The  Special
                      -------------------------------
Committee  has received the opinion of Goldman, Sachs & Co. ("Goldman
                                                              -------
Sachs")  dated August 15, 1995 that, as of the date of such  opinion,
-----
the  $40.50  per Common Share in cash to be received  by  the  Public
Shareholders  pursuant  to  this Agreement  is  fair  to  the  Public
Shareholders.

          3.8.      Finders and Investment Bankers.  All negotiations
                    ------------------------------
relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Company in such manner as to give rise to any valid claim against Parent, Mergeco, the Company or the Surviving Corporation for any broker's or finder's fee or similar compensation, except for Goldman Sachs, whose fees shall be paid by the Company.


                             ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGECO

          Parent and Mergeco each jointly and severally represent and warrant to the Company as follows:

          4.1.       Organization.  Each of Parent and Mergeco  is  a
                     ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of Parent and its subsidiaries taken as a whole. More than two-thirds of the outstanding Mergeco Shares are owned beneficially and of record by Parent.

          4.2.      Capitalization.  The authorized capital stock  of
                    --------------
Mergeco on August 10, 1995 consisted of (i) 23,559,294 Mergeco Common Shares, of which there were 18,154,848 shares issued and outstanding, and (ii) 5,254,396 Mergeco Preferred Shares, of which there were no shares issued and outstanding. All of the Mergeco Common Shares are entitled to vote on matters submitted to the shareholders of Mergeco. Except as set forth above, there are no shares of capital stock of Mergeco authorized, issued or outstanding. All issued and outstanding Mergeco Common Shares are duly authorized, validly issued, fully paid and nonassessable. Except as provided in Section 5.2(c), there are not now, and, at the Effective Time there will not be, any existing stock option or similar plans or options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitments whatsoever obligating Mergeco or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of Mergeco, or obligating Mergeco to grant, extend or enter into any such agreement or commitment.

          4.3.       Authorization of this Agreement.  (a)   Each  of
                     -------------------------------
Parent and Mergeco has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by the shareholders of Mergeco, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors (or equivalent governing bodies) of Parent and Mergeco, and, except for the adoption of this Agreement by the shareholders of Mergeco, no other corporate proceedings on the part of Parent or Mergeco are necessary  to  authorize this Agreement or,  except  as  provided  in
Section 5.2(c), consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Mergeco and, in the case of Mergeco subject only to adoption hereof by its shareholders (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of each of Parent and Mergeco.

          (b)        The  Voting Trustee has all requisite power  and
authority pursuant to the Voting Trust Agreement to execute and deliver this Agreement and to consummate the transactions on its part to be consummated that are contemplated hereby. The execution and delivery of this Agreement has been duly and validly authorized by the Voting Trustee pursuant to the Voting Trust Agreement, and no further action on the part of the Voting Trustee is necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Voting Trustee and (assuming the due authorization, execution and delivery hereof by the other parties hereto) constitutes a valid and binding agreement of the Voting Trustee.

          4.4.      Governmental Filings; No Violations.  Except  for
                    -----------------------------------
(a) filings required by the applicable requirements of the Exchange Act, (b) the filing and recordation of appropriate merger documents as required by the NYBCL, (c) filings under the securities or blue sky laws or takeover statutes of the various states and (d) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent, Mergeco or the Voting Trustee of the transactions contemplated by this Agreement, the failure  to  make or obtain which is reasonably likely to impair  the ability of Parent, Mergeco or the Voting Trustee to perform their respective obligations hereunder or to consummate the transactions
contemplated             hereby.              Neither             the
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Parent, Mergeco or the Voting Trustee with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the certificate of incorporation or By-Laws (or equivalent governing instruments) of Parent or Mergeco, or the Voting Trust Agreement, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of Parent, Mergeco or the Voting Trustee is a party, or by which it or any of its properties or assets is bound, or (iii) assuming the truth of the representations and warranties of the Company hereunder and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Parent, Mergeco or the Voting Trustee or any of their respective properties or assets is bound, excluding from the foregoing clauses
(ii) and (iii) conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to impair materially the ability of Parent, Mergeco or the Voting Trustee to perform their respective obligations hereunder or to consummate the transactions contemplated hereby.

          4.5.      Financial Ability to Perform.  Parent and Mergeco
                    ----------------------------
presently have, and at the Effective Time will have, cash funds available sufficient to consummate the transactions contemplated by this Agreement and to perform their respective obligations under this Agreement.

          4.6.        Formation  of  Mergeco;  No  Prior  Activities.
                      ----------------------------------------------
Mergeco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and, except for this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, Mergeco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          4.7.      Finders and Investment Bankers.  All negotiations
                    ------------------------------
relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Parent or Mergeco in such manner as to give rise to any valid claim against Parent, Mergeco, the Company or the Surviving Corporation for any broker's or finder's fee or similar compensation, except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees shall be paid by Parent.

                              ARTICLE V

                              COVENANTS

          5.1.       Conduct of the Business of the Company.   During
                     --------------------------------------
the period from the date of this Agreement to the Effective Time, neither the Company nor any of its subsidiaries will declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or agree to do any of the foregoing; provided, that
                                                      --------
(a)    if    the    Merger    has    not    been    consummated    by

December 31, 1995, the Board of Directors of the Company may after such date declare dividends in respect of its capital stock and (b) any of the Company's direct or indirect wholly-owned subsidiaries may declare, set aside or pay any dividend or other distribution with respect to their capital stock.

          5.2.       Activities  of  Mergeco;  Shareholder  Approval;
                     ------------------------------------------------
Issuance  of Mergeco Preferred Shares. (a)         From the  date  of
-------------------------------------
this Agreement to the Effective Time, Mergeco will not conduct any business or engage in any activities of any nature other than activities in connection with this Agreement or the transactions contemplated hereby.

          (b) As soon as practicable after the date hereof, Parent shall cause this Agreement to be approved by the requisite vote of the shareholders of Mergeco.

          (c) Prior to the Effective Time, Mergeco shall issue a number of voting Mergeco Shares equal to the number of Public Shares.

          5.3.       Obligations of Mergeco.  Parent shall  take  all
                     ----------------------
actions necessary to cause Mergeco to perform its obligations under this Agreement and to consummate the Merger in accordance with the terms and conditions set forth in this Agreement.

          5.4.       Access to Information.  Between the date of this
                     ---------------------
Agreement and the Effective Time, during normal business hours, upon reasonable notice and in such a manner as will not unreasonably interfere with the conduct of the business of the Company, the Company will (i) give Parent and its authorized representatives reasonable access to all stores, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, (ii) permit Parent and its authorized representatives to make such inspections as it may reasonably require and (iii) cause its officers and those of its subsidiaries to furnish Parent with a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request.

          5.5.       Shareholders' Meeting.  As soon as  practicable,
                     ---------------------
the Company, acting through its Board of Directors, shall in accordance with applicable law, and subject to the fiduciary duties under applicable law of the Board of Directors (as determined by the Board of Directors in good faith after consultation with independent legal counsel, which may include the Company's regularly engaged legal counsel), take all steps necessary duly to call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders' Meeting") for the purpose of adopting and approving this Agreement and the transactions contemplated hereby. The notice of such meeting shall contain the information required to be included therein pursuant to the NYBCL. At such meeting, the Voting Trustee will vote, or cause to be voted, all Common Shares then beneficially owned by him on the record date for such meeting, in favor of the approval of the Merger and adoption of this Agreement and the transactions contemplated hereby.

          5.6.      Proxy Statement and Schedule 13E-3. (a)       The
                    ----------------------------------
Company will as soon as practicable prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, being the "Proxy Statement"). The Company, Parent and Mergeco shall together prepare and file a Transaction Statement on
Schedule 13E-3 (the "Schedule 13E-3") under the Exchange Act. Each of Parent, Mergeco and the Company shall furnish all information concerning it, its affiliates and the holders of its capital stock required to be included in the Proxy Statement and the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and the Schedule 13E-3. The Company shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time. The Proxy Statement shall include the respective recommendations of the Company's Board of Directors to the shareholders of the Company and of the Special Committee to the Public Shareholders, subject to the fiduciary duties under applicable law of the directors of the Company or of the Company's directors constituting the Special Committee (as determined by such directors in good faith after consultation with independent legal counsel, which may include the Company's regularly engaged legal counsel), in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. Subject to the fiduciary duties under applicable law of the Company's directors (as advised by independent legal counsel, which may include the Company's regularly engaged legal counsel), the Company shall use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, if the Board of Directors of the Company or the Special Committee determines, in good faith after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel) in the exercise of its fiduciary duties under applicable law, to withdraw, modify or amend its recommendation in favor of the Merger, such withdrawal, modification or amendment shall not constitute a breach of this Agreement.

          (b) The information supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Shareholders' Meeting, as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, or its, or its affiliates', respective officers, directors or stockholders, should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement or
Schedule  13E-3,  the  Company shall promptly so  inform  Parent  and
Mergeco  and  will furnish all necessary information  to  Parent  and
Mergeco relating to such event. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied or to be supplied by Parent or Mergeco for inclusion in the Proxy Statement or the
Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Shareholders' Meeting, as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by Parent or Mergeco for inclusion in the Proxy Statement or the Schedule 13E-3 which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or Mergeco or any of their respective affiliates, or their, or their affiliates', respective officers, directors or stockholders should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement or Schedule 13E-3, Parent or Mergeco, as the case may be, shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event. All documents that Parent and Mergeco are responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

          5.7.        Best   Efforts.   Subject  to  the  terms   and
                      --------------
conditions herein provided and the fiduciary duties under applicable law of the directors of the Company or of the Company's directors constituting the Special Committee (as determined by such directors in good faith after consultation with independent legal counsel, which may include the Company's regularly engaged legal counsel), each of the parties hereto agrees to use its best efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable under applicable laws and regulations to ensure that the conditions set forth in Article VI hereof are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          5.8.       Consents.  Parent, Mergeco and the Company  each
                     --------
shall use their best efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary to the consummation of the transactions contemplated by this Agreement.

          5.9.       Public Announcements.  Parent, Mergeco  and  the
                     --------------------
Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

          5.10.           Indemnification.  (a)         For a  period
                          ---------------
of six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries (collectively, the "Indemnified Parties") from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required under applicable law and, in the case of indemnification by the Surviving Corporation, to the fullest extent permitted under the By-Laws of the Company in effect on the date of this Agreement (which provisions shall not be amended in any manner which adversely affects any Indemnified Party for a period of six years), including provisions relating to advances of expenses incurred in the defense of any action or suit; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, Parent shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel selected by the Indemnified Party.

          (b) For not less than four years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that in no event
                                          --------
shall Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided,
                                                            ---------
further,  that  if  the  annual premiums of such  insurance  coverage
-------
exceed such amount, the Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) Any Indemnified Party wishing to claim indemnification under Section 5.10(a) shall provide notice to Parent promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit Parent (at Parent's expense) to assume the defense of any claim or any litigation resulting therefrom; provided that (i)
                                                  --------
counsel for Parent who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve Parent of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to Parent and Parent is materially damaged as a result of such failure to give notice. Parent shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that Parent does not accept the defense of any matter as above provided, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as
                                 -14-
statements    therefore  are   received;   provided    that    Parent
                                           --------
shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). In any event, Parent and the Indemnified Parties shall cooperate in the defense of any action or claim subject to this Section 5.10 and the records of each shall be available to the other with respect to such defense.

          (d) This Section 5.10 is intended for the benefit of and to grant third party rights to the Indemnified Parties whether or not parties to this Agreement and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

          (e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation assumes all of the obligations of Parent or the Surviving Corporation, as the case may be, set forth in this
Section 5.10.

           5.11.           Transfer Taxes.  The Surviving Corporation
                           --------------
shall pay any transfer taxes (including any interest and penalties thereon and additions thereto) payable in connection with the Merger and shall be responsible for the preparation and filing of any required tax returns, declarations, reports, schedules, terms and information returns with respect to such transfer taxes.

                             ARTICLE VI

                         CLOSING CONDITIONS

          6.1.      Conditions to the Obligations of Each Party.  The
                    -------------------------------------------
respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) the proposal to approve this Agreement at the Shareholder's Meeting shall have received the affirmative vote of the holders of at least a majority of the Public Shares actually voted, in person or by proxy, on such proposal (excluding abstentions);

          (b) there shall not have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or France or (ii) a commencement of a war, armed hostilities or other international or national calamity directly involving the United States or France which has a material adverse effect on the general economic conditions in the United States or France (other than the commencement of war or armed hostilities in the Republic of Bosnia-Herzegovina);

          (c)         no   statute,   rule,  regulation,   temporary,
     preliminary or permanent order or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the Merger or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction and remain in
     effect          that          (i)         prohibits          the
     consummation of the Merger or (ii) imposes material limitations on the ability of the shareholders of Mergeco effectively to exercise full rights of ownership with respect to the Common Shares; provided, however, that the provisions of
                          -----------------
     this Section 6.1(c) shall not be a condition to the obligations of any party that has directly or indirectly solicited or encouraged any such governmental or judicial action; and

          (d) this Agreement shall have been approved and adopted by the affirmative vote of the holders of the requisite number of Common Shares in accordance with the Restated Certificate of Incorporation and By-Laws of the Company and the NYBCL.

          6.2.       Conditions to the Obligations of Parent, Mergeco
                     ------------------------------------------------
and  the Voting Trustee.  The obligations of Parent, Mergeco and  the
-----------------------
Voting Trustee pursuant to this Agreement to consummate the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

          (a) the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of the Closing, except (x) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, or (y) as expressly contemplated by this Agreement, and Parent shall have received from the Company's President and Chief Operating Officer an officer's certificate to this effect; and

          (b) each and all of the covenants and agreements of the Company to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and Parent shall have received from the Company's President and Chief Operating Officer an officer's certificate to this effect.

          6.3.       Conditions  to the Obligations of  the  Company.
                     -----------------------------------------------
The obligation of the Company pursuant to this Agreement to consummate the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

          (a) the representations and warranties of Parent and Mergeco contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of the Closing, except (x) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (y) as expressly contemplated by this Agreement, and the Company shall have received from Parent and Mergeco officers' certificates to this effect; and

          (b) each and all of the covenants and agreements of Parent and Mergeco to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and the Company shall have received from the Parent and Mergeco officers' certificates to this effect.
                             ARTICLE VII

                               CLOSING

          7.1.       Time and Place.  The closing of the Merger  (the
                     --------------
"Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, as soon as practicable following satisfaction or waiver of the conditions set forth in
Article VI. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

           7.2.      Filings at the Closing.  At the Closing, Parent,
                     ----------------------
Mergeco and the Company shall cause the Certificate of Merger, together with any other documents required by law to effectuate the Merger, to be executed, verified and delivered for filing by the New York Department of State as provided by Section 904 of the NYBCL, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                            ARTICLE VIII

                     TERMINATION AND ABANDONMENT

          8.1.      Termination.  This Agreement may be terminated at
                    -----------
any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

          (a) by mutual consent of the respective Boards of Directors (or equivalent governing bodies) of Parent and Mergeco and the Board of Directors of the Company; provided, however,
                                                  ------------------
     that any termination of this Agreement pursuant to this Section 8.1(a) shall require the approval of the Special Committee;

          (b) by action of either the respective Boards of Directors (or equivalent governing bodies) of Parent and Mergeco or the Board of Directors of the Company if, without the fault of the terminating party, the Merger has not been consummated on or prior to January 31, 1996;

          (c) by action of the respective Boards of Directors (or equivalent governing bodies) of Parent and Mergeco, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Mergeco its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby; or

          (d) by action of either of the respective Boards of Directors (or equivalent governing bodies) of Parent and Mergeco or the Board of Directors of the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, permanently enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable.

           8.2.       Procedure  and Effect of Termination.   In  the
                      ------------------------------------
event of termination and abandonment of the Merger by either Parent and Mergeco or the Company pursuant to Section 8.1, written notice thereof shall forthwith be given to the others, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. Mergeco agrees that any termi nation by Parent shall be conclusively binding upon it, whether given expressly on its behalf or not, and the Company shall have no further obligation with respect to it. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, provided that any termination shall be without prejudice to the rights of any party hereto arising out of a breach by any other party of any covenant or agreement contained in this Agreement, and provided, further, that
                                            ------------------
the  obligations set forth in this Section 8.2 and Sections 3.8, 4.7,
9.6 and 9.8 shall in any event survive any termination.

                             ARTICLE IX

                            MISCELLANEOUS

          9.1.        Amendment   and   Modification.    Subject   to
                      ------------------------------
applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Mergeco, the Voting Trustee and the Company at any time prior to the Effective Time with respect to any of the terms contained herein, provided, that (a)
                                                 --------
after this Agreement is adopted by the Company's shareholders pursuant to Section 5.5, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects the rights of the Public Shareholders hereunder, without the further approval of the holders of at least a majority of the Public Shares actually voted, in person or by proxy, on such proposal (excluding abstentions) and (b) the approval of the Special Committee shall be required for any amendment or modification of this Agreement, any extension by the Company of the time for the performance of any obligations or other acts of Parent or Mergeco and any waiver of any of the Company's rights under this Agreement.

          9.2.       Waiver of Compliance; Consents.  Any failure  of
                     ------------------------------
Parent, Mergeco or the Voting Trustee, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent, respectively, only by a written instrument signed by the party granting such waiver (and if required pursuant to Section 9.1(b), by the Special Committee), but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section
9.2. Mergeco hereby agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

          9.3.        Survival   of  Warranties.   Each   and   every
                      -------------------------
representation and warranty made in this Agreement shall expire with, and be terminated and extinguished by, the Merger, or the termination of this Agreement pursuant to Section 8.1. This Section 9.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

          9.4.       Notices.   All notices and other  communications
                     -------
hereunder shall be in writing and shall be deemed given if (a) delivered personally or by overnight courier, (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) transmitted by telecopy, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

          (a) if to the Parent, Mergeco or the Voting Trustee, to

          Societe BIC S.A.
          9, Rue Petit
          92110 Clichy
          France
          Telecopy:  011-331-45-19-52-04
          Attention:  Bruno Bich
                      President Directeur General

               with a copy to

                    Debevoise & Plimpton
                    875 Third Avenue
                    New York, New York  10022
                    Telecopy:  212-909-6836
                    Attention:  Andrew L. Sommer, Esq.

          (b)       if to the Company, to

                    BIC Corporation
                    500 BIC Drive
                    Milford, Connecticut  06460
                    Telecopy:  203-783-2108

                    Attention:  Thomas M. Kelleher, Esq.
                                General Counsel and Secretary

               with a copy to

                    Special  Committee of the Board of  Directors  of
                      BIC Corporation
                    c/o Robert E. Allen
                    Redding Consultants, Inc.
                    11 Grumman Hill
                    Wilton, Connecticut 06897
                    Telecopy:  203-762-1185
and to
                    Shearman & Sterling
                    Counsel to the Special Committee of the Board  of
                      Directors of BIC Corporation
                    599 Lexington Avenue
                    New York, New York  10022
                    Telecopy:  212-848-7179
                    Attention:  Peter Lyons, Esq.

Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by hand delivery, overnight courier or telecopy.

          9.5.       Assignment; Parties in Interest.  This Agreement
                     -------------------------------
and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for Section 5.10, which is intended for the benefit of the Indemnified Parties, this Agreement is not intended to confer upon any other person except the parties any rights or remedies under or by reason of this Agreement.

          9.6.        Expenses.  Whether  or  not   the   Merger   is
                      --------
consummated, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the allocable share of each of Parent and the Company for all expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and the Schedule 13E-3 shall be one-half.

          9.7.       Specific Performance.  The parties hereto  agree
                     --------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.8.       Governing Law.  This Agreement shall be governed
                     -------------
by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          9.9.      Counterparts.  This Agreement may be executed  in
                    ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.10.         Interpretation.   The  article  and   section
                        --------------
headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
As used in this Agreement, (I) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "affiliate" and "associate" shall have the meanings set forth in Rule l2b-2 of the General Rules and Regulations promulgated under the Exchange Act; and
(iii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

          9.11.        Entire  Agreement.  This Agreement,  including
                       -----------------
the schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, Parent, Mergeco, the Voting Trustee and the Company have caused this Agreement to be signed, by their respective duly authorized officers or directly, as of the date first above written.


                              SOCIETE BIC S.A.


                              By  /s/ Bruno Bich
                                -----------------------------------
                                Name:  Bruno Bich
                                Title: President Directeur
                                         General


                              BIC MERGER CORPORATION


                              By  /s/ Bruno Bich
                                -----------------------------------
                                Name:  Bruno Bich
                                Title: President


                              BIC CORPORATION


                              By  /s/ Raymond Winter
                                -----------------------------------
                                Name:  Raymond Winter
                                Title: President and
                                         Chief Operating
                                         Officer

Solely for purposes
of Section 5.5:

VOTING TRUSTEE


By   /s/ Bruno Bich
  ---------------------
  Name:  Bruno Bich